UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

ABIGAIL ADAMS NATIONAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10971	52-1508198
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1130 Connecticut Avenue, Washington, DC	20036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (202) 772-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, Abigail Adams National Bancorp, Inc. (“AANB”), the holding company of The Adams National Bank, a national bank and Consolidated Bank and Trust Company, a Virginia bank, and Premier Financial Bancorp, Inc. (“Premier”) entered into an Agreement of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, AANB will merge with and into Premier, with Premier being the surviving corporation of such merger.  Under the terms of the Merger Agreement, stockholders of AANB will receive as consideration for each share of AANB common stock, 0.4461 shares of Premier common stock.  Each outstanding AANB stock option will be converted into an option to purchase 0.4461 shares of Premier Common Stock.

Subject to regulatory and AANB stockholder approvals, the transaction is expected to close in the second quarter of 2009.

A copy of the Merger Agreement is filed as Exhibit 2 to this Report. A copy of the press release relating to the merger is filed as Exhibit 99 to this Report.  The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01	Financial Statements and Exhibits.

(a)                      Financial Statements of businesses acquired.  Not Applicable.

(b)                      Pro forma financial information.  Not Applicable.

(c)                      Shell Company Transactions.  Not Applicable.

(d)                      Exhibits.

The following exhibits are filed as part of this report:

Exhibit 2
Agreement of Merger among Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp, Inc., dated as of December 30, 2008 (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K of Premier Financial Bancorp, Inc. (Commission File No. 0-20908), as filed with the Securities and Exchange Commission on January 2, 2009).

Exhibit 99
Joint press release of Abigail Adams National Bancorp, Inc. and Premier Financial Bancorp, Inc. dated December 31, 2008 (incorporated by reference to Exhibit 99 to the Current Report on Form 8-K of Premier Financial Bancorp, Inc. (Commission File No. 0-20908), as filed with the Securities and Exchange Commission on January 2, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 ABIGAIL ADAMS NATIONAL BANCORP, INC.

DATE:  January 2, 2009                           By: _/s/ Robert W. Walker____________________
                             Robert W. Walker
                    President and Chief Executive Officer